SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 31, 2004

ITRONICS INC.

-----------------------------------------------------------------------------------------------------------

                                           Texas                                  33-18582                             75-2198369

                         (State or other jurisdiction                (Commission File                       (IRS Employer

                                 of incorporation)                            Number)                            Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada           89509

                     (Address of Principal Executive Offices)                                Zip Code

Registrant’s telephone number, including area code:  (775) 689-7696

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective December 31, 2004, Alan Lewin has resigned from the Company’s Board of Directors. Mr. Lewin served on the Board from September 1997 through December 2004. His service is most appreciated by the remaining Board members and by the shareholders of Itronics.

During his period of service on the Board, Mr. Lewin has been employed by Merry X-Ray in Los Angeles. Mr. Lewin is currently a Vice President and General Manager for Merry X-Ray. In recent months, the scope of his responsibilities, including a difficult travel schedule, have expanded to a point where it is no longer possible for him to devote the time needed to properly perform the duties of a director of Itronics.

Mr. Lewin continues to have a strong belief in the future of the GOLD’n GRO products and the value of the "Beneficial Use Photochemical, Silver, and Water Recycling Technology" being commercialized by Itronics as he believes the technology provides an environmentally sound global solution to a global environmental problem.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            ITRONICS INC.

                                                                                                 (Registrant)

Date: January 4, 2005                                                          By: /S/ John W. Whitney

                                                                                                John W. Whitney

                                                                                                President, Treasurer and Director

                                                                                               (Principal Executive and Financial

                                                                                               Officer)